UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 Current Report
                                   Pursuant to
                             Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 11, 2005


                         ALLMERICA FINANCIAL CORPORATION
                         -------------------------------
             (Exact name of registrant as specified in its charter)

        Delaware                      1-13754                   04-3263626
        --------                      -------                   ----------
(State or other jurisdic-      (Commission File Number)     (I.R.S. Employer
 tion of incorporation)                                      Identification No.)



               440 Lincoln Street, Worcester, Massachusetts 01653
               --------------------------------------------------
                    (Address of principal executive offices)
                                   (Zip Code)


       Registrant's telephone number, including area code: (508) 855-1000



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications  pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

As a result of meetings of the Compensation Committee and the Board of Directors of the Company on February 7 and 8, 2005:

Participation of executive officers in The Allmerica Financial Non-Qualified Retirement Savings Plan (the "Non-Qualified Retirement Savings Plan") has been approved. The Non-Qualified Retirement Savings Plan allows eligible employees, including executive officers, to defer up to 12.5 percent of base salary, and provides for a Company-paid deferred contribution of 3 percent (or such other amount as the Board of Directors may establish) of eligible compensation over the IRS Code Section 401(a)(17) compensation limit ("IRS Limit"), provided the participant is employed by the Company on December 31 of any given year, and a 5 percent Company-paid contribution for eligible employees for compensation in excess of the IRS Limit, provided the participant has contributed the maximum non-catch up deferral amount to the 401(k) plan. Plan deferrals are credited with a fixed rate of interest at the applicable GATT interest rate. Participation in the Company's Excess Benefit Retirement Plan and Non-Qualified Executive Deferred Compensation Plan was frozen effective January 1, 2005.

An Incentive Compensation Conversion Program has been approved that permits participating executive officers and certain other members of management to convert into restricted stock units their short-term incentive compensation award, up to a maximum amount of 20 percent of base salary or $50,000, whichever is greater (the "Conversion Amount"). Those who participate in the program receive from the Company additional restricted stock units with a value as of the date of grant equal to 15 percent of the Conversion Amount. All restricted stock units are issued pursuant to the Amended Allmerica Financial Corporation Long-Term Stock Incentive Plan (Exhibit 10.23 of the Company's Annual Report on Form 10-K originally filed with the Commission on April 1, 2002) and Restricted Share Unit Agreement. If a participant's employment is terminated prior to the end of the three-year vesting period, the restricted stock units are canceled and the participant receives the Conversion Amount in cash, plus interest calculated at the applicable GATT interest rate, pursuant to an Election/Deferral Agreement.

The 2005 Short-Term Incentive Compensation Program was approved for executive officers pursuant to the Company's 2005 Short-Term Incentive Compensation Plan (Exhibit A to the Company's Proxy Statement filed with the Commission on April 5, 2004) and performance targets were established based on cash flow from life insurance subsidiaries (life company segment income excluding certain non-cash items), levered property and casualty companies' earnings per share, and business unit operating earnings (segment income). Individual awards for 2005 may range from 0% to a maximum of 240%, with target awards ranging from 50% to 120%, of base salary. Awards will be calculated based on an executive officer's annual salary as of the end of 2005. Threshold, target and maximum levels of performance are established on which individual award opportunities are based. The amount of each executive officer's bonus is dependent on the achievement of the performance targets and such executive officer's individual achievements. For 2005, awards, if any, are payable in the first fiscal quarter of 2006, after the Compensation Committee has certified in writing the degree of attainment of the objectives and approved payments to participants.

The 2004 Short-Term Incentive Compensation Program, previously approved in February 2004, had performance targets based on cash flow from life insurance subsidiaries (life company segment income excluding certain non-cash items), levered property and casualty companies' earnings per share, and business unit operating earnings (segment income), and had the same ranges for individual awards as those discussed above for the 2005 program.

SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Allmerica Financial Corporation
                                       -------------------------------
                                       (Registrant)

                                   By: /s/ Edward J. Parry III
                                       -----------------------
                                       Edward J. Parry III
                                       Chief Financial Officer,
                                       Executive Vice President,
                                       Principal Accounting Officer and Director





Date: February 11, 2005